Exhibit 23
                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-317553) of Watson Wyatt & Company of our report dated July 23, 1998 appearing on page F-1 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-26 of this Form 10-K.


/S/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP
Washington, D.C.
September 24, 1998